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                                                                      EXHIBIT 21


                  SUBSIDIARIES OF KENT ELECTRONICS CORPORATION


                                           STATE OF
          SUBSIDIARY                       INCORPORATION
          ----------                       -------------

          K*TEC Electronics Corporation    Delaware

          Kent Datacomm Corporation        Texas